EXHIBIT INDEX

(d)(6) Subadvisory Agreement dated June 7, 2001 between American Express Financial Corporation and Lord, Abbett & Co.

(d)(7) Amendment to Subadvisory Agreement dated Dec. 12, 2003 between American Express Financial Corporation and Lord, Abbett & Co.

(d)(8) Subadvisory Agreement dated April 7, 2003, by and between American Express Financial Corporation and American Century Investment Management, Inc.

(d)(9) Amendment to Subadvisory Agreement dated Dec. 12, 2003 between American Express Financial Corporation and American Century Investment Management, Inc.

(h)(13) Amended Class I Transfer Agency Agreement dated November 13, 2003 between the American Express Funds and American Express Client Service Corporation.

(h)(16) Amended and Restated Fee Waiver Agreement dated June 1, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Core Bond Fund, a series of Discovery Series, Inc.

(h)(17) Amended and Restated Fee Waiver Agreement dated May 13, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Income Opportunities Fund, a series of Discovery Series, Inc.

(h)(18) Restated and Amended Fee Waiver Agreement dated June 1, 2004 between American Express Financial Corporation, American Express Client Service Corporation, and AXP Limited Duration Bond Fund, a series of Discovery Series, Inc.

(n)      18f-3 Plan Amendment, dated May 28, 2004.

(q)(1) Directors'/Trustees Power of Attorney to sign Amendments to this Registration Statement, dated July 7, 2004.